Exhibit (s)

Calculation of Filing Fee Tables

Form N-2
(Form Type)

POMONA INVESTMENT FUND
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Shares of Beneficial Interest	457(o)	—	—	$1,500,000,000	.00015310	$229,650
Fees Previously Paid	Equity	Shares of Beneficial Interest		—	—	—	—	—		—	—	—	—
Carry Forward Securities
Carry Forward Securities				—	—	—	—	—		—	—	—	—
Total Offering Amounts						$1,500,000,000		$229,650
Total Fees Previously Paid								$0.00
Total Fee Offsets								$57,647.05	(2)
Net Fee Due								$172,002.95

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Pomona Investment Fund	N-2	333-271207	4/10/2023		$57,647.05	Equity	Shares of Beneficial Interest	—	$523,112,988
Fee Offset Sources	Pomona Investment Fund	N-2	333-271207		4/10/2023						$57,647.05	(2)

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

(2)	A registration fee amount of $57,647.05, which represents that portion of the registration fee attributable to the unsold securities under the Registration Statement on Form N-2 (File No. 333-27102) initially filed on April 10, 2023, is being applied to offset against the registration fee currently due pursuant to Rule 457(p) under the Securities Act of 1933, as amended. The offering of unsold shares of beneficial interest under any prior registration statement will be terminated upon effectiveness.